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                                                                    EXHIBIT 99.1


[BROOKDALE LOGO]                          [AMERICAN RETIREMENT CORPORATION LOGO]



DRAFT

FOR IMMEDIATE RELEASE

Contact:

Brookdale Senior Living Inc.              American Retirement Corporation
Francie Nagy                              Ross Roadman
Tel: 1-212-515-4625                       Tel: 1-615-376-2412



              BROOKDALE TO ACQUIRE AMERICAN RETIREMENT CORPORATION
         IN $1.2 BILLION CASH TRANSACTION AND BECOME LARGEST OPERATOR OF
                  SENIOR LIVING FACILITIES IN THE UNITED STATES


         ---------------------------------------------------------------


Chicago, IL and Nashville, TN. May 12, 2006 -- Brookdale Senior Living Inc. (NYSE: BKD) and American Retirement Corporation Corp. (NYSE: ACR) today announced a definitive merger agreement under which Brookdale will acquire all of the outstanding shares of American Retirement Corporation for an aggregate purchase price of approximately $1.2 billion in cash, or $33.00 per share (on a fully diluted basis). The combination will create America's premier operator of senior living facilities. The boards of both companies unanimously approved the acquisition. The all-cash price of $33.00 per share represents an approximate 32% premium over the closing share price of American Retirement Corporation on May 12.

Brookdale has received a $1.3 billion equity commitment from an affiliate of Fortress Investment Group LLC. Brookdale has the option to reduce the amount of equity commitment up to $650 million through the proceeds of debt or equity within the next six months following the closing of the transaction.

Upon completion of the acquisition, American Retirement Corporation will become a wholly-owned subsidiary of Brookdale. The combined company will be the largest operator of senior living facilities in the United States based on total capacity with 535 facilities in 34 states and the ability to serve over 50,000 residents. The combined company will operate 73 independent living facilities with over 13,700 units, 413 assisted living facilities with over 21,640 beds, and 49 continuing care retirement communities with over 14,680 units/beds.


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Commenting on the transaction, William B. Doniger, Vice Chairman of Brookdale, said, "This is an extraordinarily powerful combination of complementary businesses that creates the nation's largest operator of senior living facilities. American Retirement Corporation is a great strategic fit for us, and this combination creates, in our opinion, the highest quality portfolio of senior housing assets in the United States. The successful expansion of American Retirement Corporation's ancillary services business at our facilities represents significant upside to our future operating prospects. Finally, their expertise in the CCRC sector will enable us to expand our already successful strategy of supplementing our organic cash flow with accretive acquisitions. This transaction, together with the previously announced $750 million of acquisitions, should be meaningfully accretive to our organic cash earnings in 2007."

Mark J. Schulte, Chief Executive Officer of Brookdale continued, "We look forward to bringing the outstanding people and communities from American Retirement Corporation into the Brookdale family, and I especially look forward to welcoming Bill Sheriff to our management team as a true partner in our effort to provide our residents with the highest level of service and care in the industry. This is a great result for two outstanding organizations."

W.E. Sheriff, Chairman, President and Chief Executive Officer of American Retirement Corporation, added, "We have always taken our fiduciary responsibility to all of our shareholders very seriously and, with this merger, have demonstrated it again. We believe this is compelling for our shareholders and a great opportunity for our associates. Over the company's 28 year history, we have built a first-rate platform of products and services that make a difference in people's lives. We have achieved this success while creating and maintaining a corporate culture in which a commitment to quality and respecting our associates and residents is the top priority. We are excited about creating a national platform with a like-minded company that will provide incredible future growth opportunities. Our senior management team and I look forward to working side-by-side with Mark and his team to build a combined enterprise that is stronger than what either of our companies could accomplish on its own."

"After extensive due diligence, we believe that merging with Brookdale is the best path forward for our stakeholders. We believe it is a fair price for our shareholders and we support the creation of a company that will be able to offer a breadth and depth of services that will be unmatched in the industry," commented Frank Bumstead, Lead Director of American Retirement's Board of Directors.

Upon completion of the transaction, Mark J. Schulte and W.E. Sheriff will become co-Chief Executive Officers of the combined company.

The transaction is subject to customary closing conditions, including the approval by the shareholders of American Retirement Corporation and clearance under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is targeted to close in the third quarter of 2006.

Goldman, Sachs & Co. acted as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Brookdale while Bear, Stearns & Co. Inc. rendered an opinion to a special committee of the Brookdale board with respect to the equity financing for the acquisition. Cohen & Steers Capital Advisors, LLC acted as financial advisor and Bass, Berry & Sims PLC acted as legal advisor to American Retirement Corporation.


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A conference call to discuss the transaction will be held on Monday, May 15 at
11:00 AM EDT in conjunction with Brookdale's first quarter earnings call.

ABOUT BROOKDALE SENIOR LIVING

Brookdale Senior Living Inc. is a leading owner and operator of senior living facilities throughout the United States. Brookdale is committed to providing an exceptional living experience through properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents. Brookdale owns and operates independent, assisted and dementia-care facilities, with a total of 454 facilities in 32 states and the ability to serve approximately 34,900 residents.

ABOUT AMERICAN RETIREMENT CORPORATION

American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the company believes that it is a leader in the operation and management of senior living communities, including independent living communities, continuing care retirement communities, Free-standing AL's, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The company's operating philosophy is to enhance the lives of seniors by striving to provide the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The company currently operates 82 senior living communities in 19 states, with an aggregate unit capacity of approximately 15,350 units and resident capacity of approximately 17,100.

WHERE TO FIND ADDITIONAL INFORMATION ABOUT AMERICAN RETIREMENT CORPORATION, BROOKDALE AND THE MERGER

American Retirement Corporation intends to file a proxy statement in connection with the proposed merger. American Retirement Corporation shareholders should read the proxy statement and other relevant materials when they become available, because they will contain important information about American Retirement Corporation, Brookdale and the proposed merger. In addition to the documents described above, American Retirement Corporation and Brookdale file annual, quarterly and current reports, proxy statements and other information with the SEC. The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by American Retirement Corporation or Brookdale are available without charge at the SEC's website, at www.sec.gov, or from the companies' websites at http://www.arclp.com and http://www.brookdaleliving.com, respectively.

American Retirement Corporation, Brookdale and their respective officers and directors may be deemed to be participants in the solicitation of proxies from American Retirement Corporation shareholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of American Retirement Corporation is set forth in the American Retirement Corporation proxy statement for its 2006 annual meeting



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which was filed with the SEC on April 17, 2006. A description of certain interests of the directors and officers of Brookdale is set forth in Brookdale's proxy statement for its 2006 annual meeting, which was filed with the SEC on April 21, 2006. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and other relevant documents to be filed with the SEC in connection with the proposed merger.

FORWARD LOOKING LANGUAGE

Certain items in this press release may constitute forward-looking statements made by Brookdale or American Retirement Corporation (collectively, the "Companies") within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to close the acquisition, satisfaction of closing conditions, obtaining consents, and the timing of the closing of the acquisition. Words such as "expect(s)" and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. The Companies can give no assurance that their expectations will be attained. Factors that could cause actual results to differ materially from the Companies' expectations include, but are not limited to, whether conditions to the closing of the transaction will not be satisfied and other risks detailed from time to time in the Companies' respective SEC reports. Such forward-looking statements speak only as of the date of this press release. The Companies expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.